Exhibit 10.1

FIRST AMENDMENT TO VIVID SEATS INC.
2021 INCENTIVE AWARD PLAN

This First Amendment (this “First Amendment”) to the Vivid Seats Inc. 2021 Incentive Award Plan (the “Plan”) is adopted by the Board of Directors (the “Board”) of Vivid Seats Inc., a Delaware corporation (the “Company”), effective as of February 5, 2024.

RECITALS

A.	The Company currently maintains the Plan;

B.	Section 10.4 of the Plan provides that the Board has the authority to amend the Plan;

C.	The Board has determined that it is in the best interests of the Company to amend the Plan to increase the shares of the Company’s common stock reserved thereunder; and

D.
In the event that the Company’s stockholders do not approve this First Amendment, Awards (as defined in the Plan) granted under the Plan will continue to be subject to the terms and conditions of the Plan as in effect immediately prior to the date this First Amendment is approved by the Board.

AMENDMENT

1.	Section 4.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“Incentive Stock Option Limitation.  Notwithstanding anything to the contrary herein, no more than 47,658,108 Shares may be issued pursuant to the exercise of Incentive Stock Options.”

2.	Section 10.3 of the Plan is hereby amended and restated in its entirety to read as follows:

“Effective Date and Term of Plan.  The Plan became effective on the Effective Date, and unless earlier terminated by the Board, will remain in effect until the earlier of (i) the earliest date as of which all Awards granted under the Plan have been satisfied in full or terminated and no Shares approved for issuance under the Plan remain available to be granted under new Awards or (ii) (x) if the First Amendment to the Plan is approved by the Company’s stockholders, the 10th anniversary of the date that the First Amendment to the Plan was approved by the Company’s stockholders, or (y) if the First Amendment to the Plan is not approved by the Company’s stockholders, the 10th anniversary of the date that the Plan was approved by the Company’s stockholders, but in each case Awards previously granted may extend beyond that date in accordance with the Plan.”

3.	Section 11.30 of the Plan is hereby amended and restated in its entirety to read as follows:

““Overall Share Limit” means the sum of: (i) 47,658,108 Shares; and (ii) an annual increase on the first day of each calendar year, beginning on January 1, 2025 and ending on and including January 1, 2034, equal to the lesser of (A) 5.0% of the aggregate number of shares of Common Stock and Class B common stock of the Company outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of Shares as is determined by the Board.”

4.
This First Amendment shall be and hereby is incorporated in and forms a part of the Plan.  Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, the Company has caused this First Amendment to the Vivid Seats Inc. 2021 Incentive Award Plan to be executed by its duly authorized officer to be effective as of the date first written above.

Vivid Seats Inc.

By:	/s/ Stanley Chia
Stanley Chia
Chief Executive Officer